Exhibit 99.1

Pulse Biosciences, Inc. Announces At-The-Market Equity Offering Program

HAYWARD, Calif., February 4, 2021— Pulse Biosciences, Inc. (Nasdaq: PLSE) (the “Company” or “Pulse Biosciences”), a novel bioelectric medicine company progressing Nano-Pulse Stimulation™ (NPS™) technology, today announced that it has filed a prospectus supplement with the Securities and Exchange Commission (“SEC”), under which it may offer and sell shares of its common stock (the “Shares”) having an aggregate offering price of up to $60,000,000 from time to time through an “at the market equity” offering program (the “Offering”). The Company currently intends to use the net proceeds from sales of Shares under the Offering for general working capital purposes, including the ongoing investment in current and future clinical and pre-clinical studies evaluating the safety and efficacy of the Company’s proprietary NPS technology including applications outside of dermatology, the development and enhancement of its CellFX® System, obtaining further regulatory clearances for its CellFX System, sales and marketing activities, and general corporate operations. The timing of any sales will depend on a variety of factors to be determined by the Company.

The Shares will be offered through Stifel, Nicolaus & Company, Incorporated, as sales agent (the “Sales Agent”). The Sales Agent may sell Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended.

The prospectus supplement filed today adds to, updates or otherwise changes information contained in the accompanying prospectus contained in a shelf registration statement on Form S-3 (File No. 333-246346) for the offering of Shares. Prospective investors should read the prospectus, the prospectus supplement and other documents the Company has filed with the SEC (some of which are incorporated by reference into the prospectus and prospectus supplement) for more complete information about the Company, the Offering and the risks the Company is currently facing. You may obtain copies of the prospectus supplement and accompanying prospectus relating to the offering without charge by visiting the SEC’s website at www.sec.gov.

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any Shares of the Company, which is made only by means of a prospectus supplement and related prospectus. There will be no sale of Shares in any jurisdiction in which the offer, solicitation of an offer to buy or sale would be unlawful.

About Pulse Biosciences®

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the potential to improve the quality of life for patients. The CellFX® System is the first commercial product to harness the distinctive advantages of the Company’s proprietary Nano-Pulse Stimulation™ (NPS™) technology, such as the ability to non-thermally clear cells while sparing non-cellular tissue, to treat a variety of applications for which an optimal solution remains unfulfilled. Nano-Pulse Stimulation technology delivers nano-second pulses of electrical energy. The initial commercial use of the CellFX System is to address a range of dermatologic conditions that share high demand among patients and practitioners for improved dermatologic outcomes. Designed as a multi-application platform, the CellFX System offers customer value with a utilization-based revenue model. To learn more, please visit pulsebiosciences.com.

To stay informed about the CellFX System, please visit CellFX.com and sign up for updates.

Pulse Biosciences, CellFX, Nano-Pulse Stimulation, NPS and the stylized logos are among the trademarks and/or registered trademarks of Pulse Biosciences, Inc. in the United States and other countries.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements include, among other things, statements relating to Nano-Pulse Stimulation™ technology including the effectiveness of such technology, the CellFX System including the benefits of the CellFX System and commercialization of the CellFX System, Pulse Biosciences’ market opportunity, Pulse Biosciences’ expectations, whether stated or implied, regarding the “at-the-market” equity offering program, the related registration statement, prevailing market conditions, the anticipated use of the proceeds of the offering which could change as a result of market conditions or for other reasons, and other future events. These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Additionally, you should not consider past results to be an indication of our future performance. Additional risks and uncertainties relating to the proposed offering, Pulse Biosciences and its business can be found under the heading “Risk Factors” in Pulse Biosciences’ most recent periodic, quarterly and annual reports filed with the SEC and in the accompanying prospectus relating to the offering to be filed with the SEC. Pulse Biosciences undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.

Investors:

Pulse Biosciences

Sandra Gardiner, EVP and CFO

510.241.1077

IR@pulsebiosciences.com

or

Gilmartin Group

Philip Trip Taylor

415.937.5406

philip@gilmartinir.com

Media:

Tosk Communications

Nadine D. Tosk

504.453.8344

nadinepr@gmail.com or

press@pulsebiosciences.com